Exhibit 10.35

PROMISSORY NOTE

          FOR VALUE RECEIVED, PURE PLAY MEDIA, INC. a California corporation (the “Company”), promises to pay to PRIVATE NORTH AMERICA, LTD. or its assigns (the “Holder”), the principal sum of ONE MILLION SEVEN HUNDRED AND TWENTY-EIGHT THOUSAND DOLLARS ($1,728,000) (United States Dollars) together with interest on the principal sum outstanding at the rate of 3.5% per annum, in accordance with the terms of this Note.

          Principal of this Note together with interest accrued on the unpaid principal hereof, shall  be payable as follows:  (i) Commencing January 1, 2005, and on the first day of each month thereafter through and including September 1, 2006, the Company shall pay to Holder equal monthly installments of $ 81,682 per month, and (ii) the remaining outstanding principal balance together with accrued and unpaid interest, shall be due and payable on October 1, 2006.

          All payments and prepayments under this Note shall be applied first to accrued interest and then to principal in inverse order of maturity.

          Principal together with accrued interest under this Note may be prepaid at any time without penalty.

          This Note is being executed and delivered by the Company pursuant to a Bill of Sale (“Bill of Sale”) between the Company and the Holder dated even date, and is secured by a Security Agreement (“Security Agreement”) between the Company and the Holder, dated even date, copies of which are on file at the principal office of the Company.

          This Note is subject to the following additional provisions:

          If one or more of the following described Events of Default shall occur:

(a)        The Company shall default in the payment of principal or interest on this Note and such default shall continue for a period of twenty (20) days following notice of such default from the Holder to the Company; or

(b)        (b)        An “Event of Default” (as such term is defined in the Security Agreement shall have occurred;(e)            Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed, stayed or bonded within ninety (90) days after such institution or the Company shall in any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceedings.

          Then, or at any time thereafter, and in each such case, unless such Event of Default shall have been waived in writing by the Holder of this Note (which waiver shall not be deemed  to be a waiver for any subsequent default) at the option of the Holder and in such Holder's sole discretion, Holder may consider this Note immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, a Holder may immediately, and without expiration of any period of grace, enforce any and all of such Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

          In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

          The obligations of the Company under this Note are absolute and unconditional, and shall be payable without any setoff, reduction or counterclaim.

          Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Holder.

          In the event legal proceedings are instituted to enforce or interpret the terms of this Note, the prevailing party shall be entitled to legal fees and costs reasonably incurred. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

          This Note shall be governed by and construed in accordance with the laws of the State of California.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

          DATED: September 30, 2004

                                                                                                    PURE PLAY MEDIA, INC

                                                                                                    By: /s/ Richard Arnold
                                                                                                          Richard Arnold, CEO